SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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WATERSIDE CAPITAL CORPORATION
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WATERSIDE CAPITAL CORPORATION

A Small Business Investment Company

2505 Cheyne Walk

Virginia Beach, Virginia 23454

October 29, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Waterside Capital Corporation that will be held at the offices of Williams Mullen located at 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462 at 11:00 a.m. Eastern Time on December 4, 2012. At the meeting, you will be asked to elect 6 Directors to serve one-year terms and to ratify the appointment of Witt Mares, PLC as the Company’s independent auditor for the fiscal year ending June 30, 2013.

Enclosed are a Notice of the Annual Meeting, a Proxy Card, and a Proxy Statement containing information about the matters to be acted upon at the meeting. Directors and officers of the Company as well as a representative of Witt Mares, PLC, our independent auditor, will be present at the annual meeting to respond to any shareholder questions.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. Accordingly, we urge you to sign and date the enclosed Proxy Card and promptly return it to us in the enclosed, self-addressed, postage-paid envelope, even if you are planning to attend the meeting. If you attend the meeting, you may vote in person, even if you have previously returned a Proxy Card. The Board of Directors encourages you to vote FOR all the matters to be considered at the annual meeting.

We look forward to the 2012 Annual Meeting of Shareholders, and we hope you will attend the meeting or be represented by proxy.

Sincerely,

/s/ Franklin P. Earley

FRANKLIN P. EARLEY
President & Chief Executive Officer

WATERSIDE CAPITAL CORPORATION

2505 CHEYNE WALK

VIRGINIA BEACH, VIRGINIA 23454

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 4, 2012

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the 2012 Annual Meeting of Shareholders of Waterside Capital Corporation (the “Company”) will be held at the offices of Williams Mullen located at 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462 at 11:00 a.m. Eastern Time on December 4, 2012 for the following purposes:

1.	To elect 6 Directors to hold office for a term of one year and until their respective successors are elected and qualified;

2.	To ratify the appointment of Witt Mares, PLC as the Company’s independent auditor for the fiscal year ending June 30, 2013; and

3.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement. The Board of Directors has established the close of business on October 15, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated in 1 and 2 above.

By Order of the Board of Directors

/s/ Julie H. Stroh

Julie H. Stroh, Secretary

Virginia Beach, Virginia

October 29, 2012

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 4, 2012.

The Proxy Statement and the Company’s annual report for the fiscal year ended June 30, 2012 are available at www.rrdezproxy.com/2012/watersidecapital.

PROXY STATEMENT

This Proxy Statement and the enclosed Proxy Card (“proxy”) are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Waterside Capital Corporation (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Williams Mullen located at 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462 at 11:00 a.m. Eastern Time on December 4, 2012, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

Only shareholders of record at the close of business on October 15, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and proxy are being mailed to registered holders of the Common Stock of the Company on or about October 29, 2012.

Revocability of Proxy

Any shareholder who gives a proxy may still vote in person, if he or she so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Secretary of the Company, Julie H. Stroh, in writing, or by filing a duly executed proxy bearing a later date. If your proxy is properly signed, received by the Company and not revoked by you, the shares to which it relates will be voted at the Annual Meeting in accordance with your instructions, if any.

Person Making the Solicitation

The Company is making this solicitation. The cost of soliciting proxies will be borne by the Company. The Company has retained Registrar and Transfer Company to assist in the solicitation of proxies from brokers and nominees and in the counting of proxies. The Company will pay Registrar and Transfer Company approximately $500 plus out-of-pocket expenses for this assistance. In addition to solicitation by mail, the Company will request banks, brokers, and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and other employees of the Company may solicit proxies personally, by telephone, by facsimile or other means of electronic transmission from some shareholders if proxies are not received promptly, for which no additional compensation will be paid.

Voting Shares and Vote Required

On the Record Date, the Company had 1,915,548 shares of common stock outstanding, each share having one vote on each matter presented at the Annual Meeting. Only holders of the Company’s Common Stock of record at the close of business on October 15, 2012, will be entitled to vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of votes cast by shareholders at the Annual Meeting. A majority of votes cast is required to ratify the appointment of our independent auditor. Abstentions, broker non-votes, and withheld votes will be counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but such votes will not be considered “votes cast” for any proposal at the Annual Meeting and therefore will have no effect on the election of Directors or ratification of the appointment of the Company’s independent auditor.

All shareholder meeting proxies, ballots, and tabulations that identify individual shareholders are kept confidential, and will not be available for examination, nor will the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements. Votes will be counted and certified by Registrar and Transfer Company.

Unless specified otherwise, your proxy will be voted as follows:

1.	FOR the election of the 6 nominees to serve as Directors of the Company for a one-year term and until their respective successors are duly elected and qualified; and

2.	FOR the ratification of the appointment of Witt Mares, PLC as the Company’s independent auditor for the fiscal year ending June 30, 2013.

The Company is not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. However, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of 6 members. Directors serve for a term of one year and hold office until their successors are duly elected and qualified. The Board of Directors recommends that the 6 nominees listed below be elected to the Board of Directors. Proxies received will be voted for the election of these 6 nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for the nominees may so indicate on the proxy. Each of the nominees has consented to be named as a nominee and has indicated his intent to serve if elected. If any nominee becomes unable to serve, the proxies will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

There are no family relationships among any of the nominees, or among any of the nominees and any officer. There is no understanding between any nominee and any other person pursuant to which the nominee was selected. Franklin P. Earley is the only nominee who is an “interested person” within the meaning of § 2(a)(19) of the Investment Company Act of 1940, as amended (“Investment Company Act”). The following table sets forth certain information regarding the nominees.

Director Nominees

Name(1)	Age	Positions Held	Board Committee(s)	Term of Office Length of Time Served(2)	Principal Occupation(s) and Director of Other Public Companies During Past 5 Years

J. W. Whiting Chisman, Jr.	71	Director	Audit Compensation Executive	1994	President, Dare Investment Company, a land developer and investor in equities. Has served on the Board of Virginia Company Bank, Newport News, VA.

Eric L. Fox	65	Director	Audit Executive	1993	Senior Portfolio Manager, UBS Financial Services, a financial services and investment firm and formerly Portfolio Manager, Paine Webber, an investment firm.

Kenneth R. Lindauer	47	Director	—	2007	President of Bayshore Beverage, Inc., a vending and food services company.

Name(1)	Age	Positions Held	Board Committee(s)	Term of Office Length of Time Served(2)	Principal Occupation(s) and Director of Other Public Companies During Past 5 Years

Peter M. Meredith, Jr.	59	Director	Audit Compensation Executive	1994	Executive, Meredith Construction Company. Has served on the Board of Heritage Bankshares, Norfolk, VA.

Juan M. Montero, II	70	Director	—	1995	Retired physician, private practice of general and thoracic surgery. Has served on the Board of TowneBank, Hampton Roads.

“Interested Person” Director Nominees

Franklin P. Earley(3)	65	Director, President and Chief Executive Officer	Executive	2007	President and Chief Executive Officer of the Company.

(1)	All directors receive mail at the Company’s corporate executive offices at 2505 Cheyne Walk, Virginia Beach, VA 23454.
(2)	All directors serve one-year terms and hold office until their respective successors are duly elected and qualified.
(3)	Mr. Earley is an “interested person” of the Company within the meaning of § 2(a)(19) of the Investment Company Act by virtue of his serving as the Company’s President and Chief Executive Officer.

All directors of the Company have to be and were approved by the SBA under the SBIC guidelines for directors at the time their service started.

None of the Directors, or their immediate family members, have entered into a related party transaction with the Company or any of its affiliates during the past five years, except as disclosed under Executive and Director Compensation.

Mr. Chisman has an extensive background in small business and banking. Having owned, managed or served on the board of companies involved in television, cement manufacturing, and real-estate investment. In the past 5 years he has served on the Board of Virginia Company Bank, a publicly traded independent bank in Newport News, VA. Mr. Chisman was a founding director of First Peninsula Bank and served as its Chairman until it merged with First American Bank (now part of Wachovia) in 1983. He was a board member and Vice Chairman of Commerce Bank (now part of BB&T), a member of the Board of Directors of Branch Banking and Trust Company of Virginia, BB&T’s Virginia-chartered subsidiary bank, and a board member of Harbor Bank (now part of TowneBank). He has an extensive record of community involvement as Chairman of the Peninsula Alliance for Economic Development, Commissioner of the Peninsula Ports Authority, Chairman of Thomas Nelson Community College Foundation, Chairman of City of Hampton Industrial Development Authority and President of the Virginia Air and Space Center Foundation. Mr. Chisman’s extensive small business and banking knowledge combined with his community involvement qualify him to serve as a director.

Mr. Fox has been an investment advisor for UBS Financial Services Inc. - First Vice President - Investments Norfolk, VA - July 1975 – Present. He holds the following licenses; Series 1, General Securities Representative Series 63, Uniform Securities State Agent Series 65, and Investment Advisor Representative. He has been active in economic development for the Hampton Roads market of VA and is past president of the Hampton Roads Chamber of Commerce. He has not been a director of another public company in the last 5 years. The Company believes that Mr. Fox’s extensive knowledge of debt and equity markets are desirable qualifications for his service on the Board and Audit committee.

Mr. Lindauer has developed a small business vending and food services company that has grown into a regional business. His skill sets in this area are helpful in the development of portfolio companies and insights into their management practices. He has not served as a director on another public company in the past 5 years.

Mr. Meredith is Chairman & Chief Executive Officer of Meredith Construction Co., Inc., a highly regarded general contractor firm in our region. Mr. Meredith has been a director of Heritage Bankshares, a public regional bank headquartered in Norfolk, VA, for nearly twenty years and serves as Chairman of the Board, a position he has held since 1994 and has also served as interim Chief Executive Officer of Heritage Bankshares. The Company believes that Mr. Meredith’s qualifications to serve as a Director and Chairman of the Board include his many years of service with the Company, his leadership and operation of a successful and well-regarded general contractor business, his success as a local real estate investor and his service on other public company boards.

Dr. Montero has retired from practice as a General and Thoracic Surgeon and serves as the President of Montero Home Care Services, LLC, Virginia Beach, Virginia. Dr. Montero has 24 years of experience serving on the boards of banking institutions including TowneBank, a public company. He also served the local community as a general/thoracic surgeon for 15 years. Dr. Montero brings a unique perspective to our Board by combining banking industry expertise with a strong focus on service in the community.

Mr. Earley retired from Bank of America in 2006 after 37 years of commercial, corporate and capital markets experience. He has a strong background in working with small businesses and managing debt portfolios, both troubled and performing. He has extensive knowledge of the Waterside Capital portfolio companies and their management. This prior banking and capital markets experience combined with his extensive knowledge of the existing portfolio and his prior work managing troubled credit portfolios provide a unique set of qualifications to lead the liquidation of the Company for maximum shareholder value. He has not served as a director of another public company in the past 5 years.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE “FOR” THE DIRECTOR-NOMINEES SET FORTH ABOVE.

MANAGEMENT – BUSINESS HISTORY OF EXECUTIVE OFFICERS

Current Executive Officers

FRANKLIN P. EARLEY

Chief Executive Officer

Age – 65

Mr. Earley began working with the Company in August 2006 as its business development officer. Mr. Earley was appointed as the Company’s Chief Executive Officer on April 1, 2007 and as the Company’s President on March 24, 2009. Prior to joining the Company, Mr. Earley was a regional president with Bank of America, with 37 years experience in commercial lending, risk management, and capital markets.

JULIE H. STROH

Chief Financial Officer, Treasurer and Secretary

Age – 41

Ms. Stroh began working with the Company on August 6, 2007 and was appointed as the Company’s Chief Financial Officer, Treasurer and Secretary on August 28, 2007. Ms. Stroh has seven years experience with the SBA and the SBIC program. Ms. Stroh managed the SBA’s distribution process for approximately 170 participating security venture capital funds. In this capacity, Ms. Stroh handled approximately $688 million in distributions related to participating securities SBICs in fiscal year 2006. Ms. Stroh received her MBA from Old Dominion University and is a CPA.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of September 30, 2012 relating to the beneficial ownership of the Company’s Common Stock by (i) each of the Company’s directors and each executive officer identified in the Summary Compensation Table below (“Named Executive Officers”) and (ii) all of the Company’s directors and executive officers as a group. Except for those Named Executive Officers, Directors and shareholders listed below, no person (or grou of affiliated persons) is known by the Company to own beneficially more than 5% of the Common Stock.

Beneficial Ownership of Common Stock

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership(2)		Percent of Class(2)	Dollar Range of Equity Securities of the Company(2)

J.W. Whiting Chisman, Jr.	20,093		1.0	1 – 10,000

Eric L. Fox	10,000		*	1 – 10,000

Kenneth R. Lindauer	606		*	1 – 10,000

Peter M. Meredith, Jr.	218,720	(3)	11.4	10,001-50,000

Juan M. Montero, II	31,097	(4)	1.6	1 – 10,000

Julie H. Stroh	0		*	None

Franklin P. Earley	15,000		*	1 – 10,000

All officers and directors as a Group (7 persons)	295,516		15.4	10,001-50,000

Other Shareholders

MidSouth Investor Fund LP	247,454	(5)	12.9	10,001-50,000

Robert Fitzgerald	186,849	(6)	9.7	10,001-50,000

Timothy J. Stabosz	189,429	(7)	9.9	10,001-50,000

Jack Frost	102,161		5.3	10,001-50,000

*	Less than one percent (1%)
(1)	All directors and the executive officers receive mail at the Company’s corporate executive offices at 2505 Cheyne Walk, Virginia Beach, VA 23454.
(2)	The number of shares and percentages shown in the table are as of September 30, 2012, and are based on the 1,915,548 shares of Common Stock outstanding on such date. The dollar range of equity securities of the Company is based on a share price of $0.16, the last reported sale price of our Common Stock on the OTC Market on June 30, 2012.
(3)	Includes (i) 22,260 shares held by Meredith Realty Company, L.L.C., of which Mr. Meredith is a member, (ii) 70,924 shares held by Pomar Holding Company, L.L.C., of which Mr. Meredith is a member, (iii) 27,118 shares owned by Mr. Meredith’s wife, and (iv) 22,052 shares held in trust for the benefit of Mr. Meredith’s children.
(4)	All except 109 shares are held by Juan M. Montero II M.D. P.C. Profit Sharing and Money Purchase Pension Plan for the benefit of Dr. Montero.
(5)	The business address for MidSouth Investor Fund LP is 201 4th Avenue North, Suite 1950, Nashville, TN 37219.
(6)	The business address for Robert Fitzgerald is 3959 Pender Drive, Suite 330, Fairfax, VA 22030.
(7)	The business address for Timothy J. Stabosz is 1307 Monroe Street, LaPorte, IN 46350.

Meetings and Committees of the Board of Directors

Board Structure and Risk Management

The Chairman of the Board and CEO of the Company are separate positions. The Chairman of the Board, Mr. Meredith, was elected by the Board of Directors and is not an “interested person.” The Board of Directors is made up of six (6) directors all of which are independent except for Mr. Earley, who is President and CEO of the Company. The Company’s risk management is overseen by the Board with significant input from management. Material risks are identified and prioritized by management, and each prioritized risk is referred to the full Board for oversight. The Board regularly reviews information regarding the Company’s debt, liquidity, and operations, as well as the risks associated with each, and periodically reviews the Company’s risk management program as a whole.

Meetings/Annual Meeting Attendance

The business of the Company is managed under the direction of the Board of Directors. The Executive Committee of the Board of Directors has been delegated the power, with certain exceptions, to act in place of the full Board during all periods between regular meetings of the Board. The Board of Directors held six (6) meetings during fiscal year 2012. All members of the Board of Directors except Mr. Earley are independent directors. Each member of the Board of Directors attended an aggregate of at least 75% of the Board Meetings and meetings of committees on which he or she sits during fiscal year 2012, other than Mr. Chisman. The Board of Directors held five (5) meetings during fiscal year 2011. All members of the Board of Directors except Mr. Earley are independent directors. Each member of the Board of Directors attended an aggregate of at least 75% of the Board Meetings and meetings of committees on which he or she sat during fiscal year 2011, other than Messrs. Andrews and Montero. The Board of Directors does not have a policy regarding attendance at annual shareholders’ meetings; however Directors are encouraged to attend such meetings. During the Company’s last annual meeting of shareholders held on March 27, 2012 six Board members were in attendance.

Committees

The Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation Committee. The Company’s Articles of Incorporation provide for the appointment by the Board of Directors of an Executive Committee comprised of not less than five nor more than nine members, all of whom must be members of the Board of Directors. The Executive Committee was constituted by the Board of Directors in December 1993 and, under Virginia law, may exercise all the authority of the Board of Directors except that it may not (i) approve or recommend to shareholders action that Virginia law requires to be approved by shareholders, (ii) fill vacancies on the Board of Directors or any committee, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal the Bylaws, (v) approve a plan of merger, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors, or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation of the relative rights, preferences and limitations of a class or series of shares within limits specifically prescribed by the Board of Directors. The Executive Committee meets on call to review significant developments affecting the Company and to act on matters requiring approval. It also holds special meetings when an important matter requires action between scheduled meetings.

The Executive Committee held no meetings during fiscal year 2012 and one meeting during fiscal year 2011. The members of the Executive Committee are Messrs. Chisman, Earley, Fox, and Meredith. One seat on the Executive Committee is currently vacant. Due to the fact that the Company is winding down its activities under the SBA Settlement Agreement, the Board does not intend to fill the vacant seat. The Audit Committee held three meetings during fiscal year 2012 and three meetings during fiscal year 2011. Its members are Messrs. Chisman, Fox, and Meredith. See “Audit Committee Report” below.

The Compensation Committee makes recommendations to the Board of Directors as to, among other things, the compensation of the Chief Executive Officer, each officer who is also a director of the Company and designated other members of senior management, as well as new compensation and stock plans. The Compensation Committee held no meetings during fiscal year 2012 and fiscal year 2011. The members of the Compensation Committee are Messrs. Chisman and Meredith. See “Compensation Committee Report” below.

Director Nominations

The Board of Directors of the Company does not maintain a nominating committee; rather the entire Board is responsible for selecting nominees for election as Directors. The Company believes that the Board is able to fully consider and select qualified nominees for election to the Board without delegating that responsibility to a committee of independent Directors or adopting formal procedures. A majority of the independent Directors then serving on the Board must approve any nominee to be recommended by the Board to the Company’s shareholders. Mr. Earley, who is an “interested person” of the Company, participates in discussions regarding nominees but does not have a vote.

The Board does not currently have a committee charter or written policy with regard to the nomination process. Candidates have traditionally been recommended to the Board by its members, and there is not a formal process for identifying or evaluating new director nominees. Any recommendations for potential Director nominees received from shareholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Nominations should be addressed to: Julie H. Stroh, Secretary, Waterside Capital Corporation, 2505 Cheyne Walk, Virginia Beach, Virginia 23454.

Qualifications for consideration as a Director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, community involvement, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters, and other particular skills and experience possessed by the individual.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of three directors, each of whom is an “independent director” as that term is defined under Nasdaq Stock Market listing standards. To be an independent director under this definition, a director may not be an officer or an employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. Because we are an investment company registered under the Investment Company Act, any director who is an “interested person” of the Company within the meaning of § 2(a)(19) of the Investment Company Act will not be deemed independent under Nasdaq rules. The Company has designated Messrs. Chisman, Fox and Meredith as its audit committee financial experts.

As discussed above, the Audit Committee held three meetings during fiscal year 2012. Responsibilities of the Audit Committee are set forth in its written Charter, which is reviewed and amended periodically by the Company’s Board of Directors, as appropriate and which is available on the Company’s website at http://www.watersidecapital.com/auditcharter.html. Among other things, the Audit Committee:

•	serves as an independent and objective monitor of the Company’s financial reporting process and internal control systems;

•	appraises the efforts and effectiveness of the Company’s independent auditors, including their independence and professionalism;

•	provides an efficient means for communication among the Board of Directors, the independent auditors, and the Company’s financial and senior management;

•	monitors and reviews issues involving potential conflicts of interests and reviews and approves all related party transactions.

•	recommends to the Board of Directors the engagement of, and the fees to be paid to, the Company’s independent auditor; and

•	supervises the Company’s compliance with applicable legal and regulatory requirements.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee discussed with the Company’s independent auditor the overall scope and specific plans for their respective audits.

The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the independent auditors. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Annual Report to Shareholders for the fiscal year ended June 30, 2012. The Audit Committee and the Board have also appointed, subject to shareholder ratification, the selection of the Company’s independent auditor, Witt Mares, PLC.

•	J. W. Whiting Chisman, Jr.

•	Eric L. Fox

•	Peter M. Meredith, Jr.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below sets forth certain information regarding cash and other compensation paid during the fiscal year ended June 30, 2012 to our three highest-paid officers receiving at least $60,000 in aggregate compensation from the Company during fiscal 2012 and information concerning the compensation paid to the Company’s Directors for attendance of Board and committee meetings during the fiscal year ended June 30, 2012.

2012 Summary Compensation Table

Name and Principal Position	Aggregate Compensation(1) ($)	Pension or Retirement Benefits Accrued as Part of the Company’s Expenses ($)	Estimated Annual Benefits Upon Retirement ($)	Total Compensation Paid to Directors ($)

Franklin P. Earley(2) President & CEO	109,561	—	—	—

Julie H. Stroh(3) CFO, Treasurer & Secretary	112,582	—	—	—

J. W. Whiting Chisman, Jr.	—	—	—	700

Eric L. Fox	—	—	—	800

Kenneth R. Lindauer	—	—	—	500

Peter M. Meredith, Jr.	—	—	—	900

Juan M. Montero II	—	—	—	600

(1)

The aggregate compensation includes deferred and matching contributions to the Company’s 401(k) plan. The Company matches the first 6% of employee’s contributions to the 401(k) plan. Mr. Earley had $7,181 in deferred contributions and $6,155 in matching contributions in FY 2012. Ms. Stroh had $5,938 in deferred contributions and $5,875 in matching contributions in FY 2012.

(2)

Mr. Earley served as the Business Development Officer of the Company until April 1, 2007, when he was appointed as the Company’s Chief Executive Officer. On March 24, 2009 he was also appointed as the Company’s President.

(3)	Ms. Stroh commenced serving as the CFO, Treasurer and Secretary of the Company on August 28, 2007.

No Named Executive Officer received director fees by virtue of their service on any boards of directors of entities in which the Company invests.

The Company does not have a stock option plan.

401(k) Plan

In July of 1998, the Company adopted a profit sharing and thrift plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees of the Company may elect to participate and contribute a portion of their annual salary in the 401(k) Plan, up to the statutory cap on contributions. The Company may make matching contributions and the amount of such contributions, if any, will be determined by the Company each year. The Company made 100% matching contributions of the first 6% of each participating employee’s contributions to the 401(k) Plan during the fiscal year ended June 30, 2012.

New Management Compensation Arrangements

Beginning July 1, 2010 the Board of Directors instituted a new compensation structure for Mr. Earley and Ms. Stroh. The terms of their compensation were determined based on the following considerations. First, the Board believes that it is in the best interests of the Company to maintain its current management during the wind down process. Further, each of Mr. Earley and Ms. Stroh has seen their responsibilities and work load increase as the Company has reduced staff to minimize expenses. To incentivize the continuation of current management the Board has therefore attempted to provide Mr. Earley and Ms. Stroh with competitive market rate compensation. However, the Company’s ability to pay executive compensation is severely constrained by the SBA limitations on expenses, including compensation, which are capped at a lower amount while the Company is in the wind up process than during normal operations. The cap will be further reduced as the Company’s assets are reduced. On a month to month basis the capped amount is not sufficient to pay a market rate salary to Mr. Earley and Ms. Stroh once other expenses are satisfied.

In light of the limitations described above, the Board of Directors has determined that it will compensate Mr. Earley and Ms. Stroh as follows. As the cap on expenses will not allow for a market rate salary, the Company will pay each of Mr. Earley and Ms. Stroh beginning July 1, 2010 through May 31, 2012 an annual salary of $100,000 to the extent that funds are available at that rate under the cap. However, they will each be entitled to a salary of $150,000, with the difference between the amount actually paid and the $150,000 salary accruing as an obligation of the Company. Beginning June 1, 2012, the SBA reduced the Company’s expenses, including compensation. The Company will now pay each of Mr. Earley and Ms. Stroh an annual salary of $75,000 to the extent that funds are available at that rate under the cap. However, they will each be entitled to a salary of $125,000, with the difference between the amount actually paid and the $125,000 salary accruing as an obligation of the Company. The accrued compensation will only be paid out when there are sufficient funds available under the SBA expense cap or after the SBA is paid in full. This arrangement will be reviewed by the Board every six months to determine whether it remains in line with the interests of the Company’s shareholders.

In addition to the salary compensation described above, the Board will incentivize the continuation of its current management by providing them with a participation in the proceeds of the wind down process, to the extent it is successful. This participation has been set as an incentive pool equal to 20% of the Company’s collections over the amount of principal and interest necessary to pay off the SBA and operating expenses. The expected value of this benefit as of June 30, 2012 under current assumptions was $1,004,000. Distribution of the money in the incentive pool between Mr. Earley and Ms. Stroh will be at the discretion of the Board. It is contemplated that payout of the incentive would be at the time of final distribution to shareholders; however a portion could be paid prior to that date with the Board’s approval.

Directors’ Compensation

The Directors and members of the committees of the Board of Directors received $100 per meeting attended. Directors who are also employees of the Company received no compensation from the Company in their capacity as Directors. The Company reimburses all of its Directors for travel and out of pocket expenses in connection with their attendance at meetings of the Board of Directors and committees of the Board.

At the July 2012 Board of Directors meeting, the Directors approved an increase in compensation from $100 per meeting attended to $500 per meeting attended. Of the $500, the Directors will receive $200 at the time of each meeting attended while the remaining $300 will be deferred until after repayment in full of the SBA debt. This increase was undertaken due to the time and willingness the Directors have committed and are still willing to commit to the Company as it liquidates its portfolio.

Compensation Committee Report Concerning Compensation of Certain Executive Officers

This report describes the Company’s executive officer compensation strategy, the components of the compensation program, and the manner in which the 2012 compensation determinations were made for the Company’s Chief Executive Officer, Franklin P. Earley, and the Company’s other executive officers (collectively, the “Executive Officers”).

In addition to the information set forth above under “Executive and Director Compensation,” the Compensation Committee provides shareholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company’s Executive Officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Company’s Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Compensation Committee is an executive officer or employee of the Company.

Compensation Philosophy

The compensation of the Company’s Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer’s previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company’s profitability. None of these three factors is given more relative consideration than any other. The principal components of an Executive Officer’s compensation package during fiscal year 2012 were (i) a base salary at a stated annual rate, together with certain other benefits as may be provided from time to time and (ii) discretionary cash bonuses. See “Bonus Program” below. Prior to May 1, 2007, the Company also awarded stock options; however, the Company terminated its employee stock option plan and cancelled all outstanding options granted thereunder effective immediately on May 1, 2007.

Bonus Program

The Company has historically awarded annual cash bonuses to Executive Officers based upon individual performance and financial performance of the Company. No bonuses or other non-equity incentive plan compensation was paid during fiscal year 2012.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

Section 162(m) of the Internal Revenue Code (“162(m)”) precludes the Company from taking a deduction for compensation in excess of $1 million for the Chief Executive Officer or certain of its other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee has concluded that 162(m) will not impact the Company during fiscal year 2012 because compensation in excess of $1 million will not be paid to any employee of the Company.

•	J. W. Whiting Chisman, Jr.

•	Peter M. Meredith, Jr.

THE PRECEDING “COMPENSATION COMMITTEE REPORT CONCERNING COMPENSATION OF CERTAIN EXECUTIVE OFFICERS” AND THE AUDIT COMMITTEE REPORT APPEARING ELSEWHERE IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, together with rules promulgated by the SEC pursuant to the Investment Company Act, requires directors, officers and persons who beneficially own more than 10% of a registered class of stock of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or representations that no other reports were required the Company is not aware of any untimely filings.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

The Company’s Audit Committee has selected and approved Witt Mares, PLC as the Company’s independent auditor to audit the financial statements of the Company for the fiscal year ending June 30, 2013, and the Audit Committee desires that such appointment be ratified by the Company’s shareholders. Witt Mares, PLC audited the Company’s financial statements for the fiscal year ended June 30, 2012. A representative of Witt Mares, PLC will be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Ratification by the shareholders of the appointment of Witt Mares, PLC requires the affirmative vote of the majority of the votes cast at the Annual Meeting.

Fees Paid to Principal Accountants

The following table sets forth the professional fees paid to the Company’s independent auditor by the Company for professional services rendered for the Company’s last two completed fiscal years.

	2012	% of Total	2011	% of Total

Audit fees(1)	$29,000	84.3%	$32,500	76.3%

Tax fees(2)	3,604	10.5	9,079	21.3

All other fees(3)	1,000	5.2	1,000	2.4

Total	$33,604	100.0%	$42,579	100.0%

(1)	These fees are paid for professional services rendered for the audit of the Company’s financial statements for fiscal 2012 and 2011.
(2)	These are fees paid for professional services rendered for tax compliance, tax planning, and tax advice.
(3)	These are fees for permissible work performed by Witt Mares, PLC that does not fall within the specifications of the above categories. This did not include any services for financial information system design or implementation.

The Company’s Audit Committee pre-approves all audit, audit-related and non-audit services provided by our independent auditor, Witt Mares, PLC. Generally, services are pre-approved by the Audit Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit Committee for its review and approval prior to the provision of such services. In the event that the Audit Committee cannot meet prior to the provision of such services, the Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit Committee at its next regularly scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WITT MARES, PLC AS THE COMPANY’S INDEPENDENT AUDITOR.

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by proxies will be voted on such matters in accordance with the discretion of the holders of such proxies.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors as it does not receive a significant amount of such communications; however, any shareholder may submit written communications to Julie H. Stroh, Secretary, Waterside Capital Corporation, 2505 Cheyne Walk, Virginia Beach, Virginia 23454, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual Director or Directors addressed.

SHAREHOLDER PROPOSALS

The next Annual Meeting will be held on or about December 10, 2013. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than July 22, 2013. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is September 9, 2013. All such proposals and notifications should be sent to Julie H. Stroh, the Secretary of the Company, at the Company’s principal executive offices, 2505 Cheyne Walk, Virginia Beach, Virginia 23454.

GENERAL

The Company’s 2012 Annual Report to Shareholders accompanies this Proxy Statement. The 2012 Annual Report does not form any part of the material for the solicitation of proxies. Upon written request, the Company will provide shareholders with a copy of its Report on Form N-SAR for the year ended June 30, 2012 (the “Form N-SAR”), as filed with the SEC, without charge. Please direct written requests for a copy of the Form N-SAR to: Julie H. Stroh, Chief Financial Officer, Waterside Capital Corporation, 2505 Cheyne Walk, Virginia Beach, Virginia 23454.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

By Order of the Board of Directors

/s/ Julie H. Stroh

Julie H. Stroh, Secretary

October 29, 2012

z						{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY WATERSIDE CAPITAL CORPORATION		For	With- hold	For All Except

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 4, 2012 AT 11:00 A.M. EASTERN TIME

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated October 29, 2012, hereby appoints J. W. Whiting Chisman, Jr. and Peter M. Meredith, Jr. (each with the power to act alone), as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Waterside Capital Corporation held of record by the undersigned on October 15, 2012, at the 2012 Annual Meeting of Shareholders to be held on December 4, 2012, and any adjournment thereof.

		1.	To elect 6 directors to hold office for a term of one year and until their respective successors are elected and qualified;	☐	☐	☐
NOMINEES: J. W. Whiting Chisman, Jr., Franklin P. Earley, Eric L. Fox, Kenneth R. Lindauer, Peter M. Meredith, Jr., and Juan M. Montero, II
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain
		2.	To ratify the appointment of Witt Mares, PLC as the Company’s independent auditor for the fiscal year ending June 30, 2013.	☐	☐	☐

		3.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. WHEN NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR 1 AND 2 ABOVE.

	Please be sure to date and sign this proxy card in the box below.	Date

	Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both must sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
x			y

¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

WATERSIDE CAPITAL CORPORATION

PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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